UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

COMSCORE, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

LETTER FROM OUR BOARD OF DIRECTORS

AND MANAGEMENT TEAM

October 2023

Dear Fellow Shareholders,

As we move into the fourth quarter of 2023, we, the Comscore board of directors and management team – in the interest of continued open and transparent communication with our valued shareholders – wanted to share an update and our perspective on the progress made over the past year, and our expectations for the year ahead.

Any communication with our shareholders needs to start with the current price of Comscore stock. As shareholders ourselves, we are as frustrated with the stock price as anyone and firmly believe that any objective evaluation of the company, our prospects for growth, and our recent results indicates strongly that our current stock price is not an accurate reflection of Comscore’s value. More than simple wishful thinking, or “home-team” bias, there is clear evidence for this belief.

Over the past 5 quarters, Comscore has:

•

Installed a new management team blending deep operational, financial, and media expertise with new perspectives to ensure that we’re well positioned to seize the enormous growth opportunity in front of us.

•	Paired a renewed focus on execution with a compelling strategic vision that has Comscore poised to drive revenue growth and value across the ad-tech and audience ecosystem for years to come.
•	Focused intently on managing costs and on operational efficiency, delivering solid results and positioning the company for sustainable growth and margin expansion.
•

Debuted multiple products and product updates that break new ground and deliver substantial value for our clients. From delivering faster TV measurement data in all 210 markets, to solving for the rampant signal loss across digital advertising with our unique Predictive Audiences product, Comscore is innovating and delivering products and product enhancements that set the stage for meaningful value creation.

We believe these actions and results are tangible proof that we’re moving Comscore in the right direction, and they’re just the beginning. As we look to the end of 2023 and into 2024, we continue to work with urgency to deliver on both our commitments to customers and the kind of value creation that our shareholders expect.

As we look to the future, addressing our stock performance is of paramount importance. Fundamental problems require real solutions, and we are actively considering financial, structural and operational measures to create long-term value for our shareholders. As an immediate step, however, we believe it is of critical importance to regain compliance with Nasdaq’s minimum bid price requirement and maintain our listing on Nasdaq. To this end, we are seeking authorization to implement a reverse stock split if the board determines, after considering available alternatives, that a split is necessary and in the best interests of the company and our shareholders to maintain our listing. We urge you to support this proposal.

Thank you for your trust, partnership and support.

Nana Banerjee
Nana Banerjee, Chairman

Jon Carpenter
Jon Carpenter, Chief Executive Officer

Please refer to Annex B for a description of the risks and uncertainties related to the forward-looking statements included in this proxy statement.

11950 Democracy Drive, Suite 600

Reston, Virginia 20190

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 12, 2023

Notice is hereby given that a special meeting of stockholders (the “Special Meeting”) of comScore, Inc. (the “company,” “Comscore,” “we” or “our”) will be held at Carr Workplaces, located at 1818 Library Street, Suite 500, Reston, Virginia 20190 on December 12, 2023 at 10:00 a.m. Eastern Time for the following purposes:

1)

to adopt an amendment to our Amended and Restated Certificate of Incorporation to (i) effect a reverse stock split of our common stock, par value $0.001 per share (“Common Stock”), by combining shares of Common Stock issued and outstanding or held in treasury into a lesser number of shares of Common Stock at a ratio in the range of 1-for-2 and 1-for-30, with the exact ratio to be selected by our Board of Directors (the “Reverse Stock Split”) and (ii) reduce the number of authorized shares of Common Stock by the same ratio as the Reverse Stock Split (the “Authorized Share Reduction” and such amendment, the “Certificate of Amendment” or “Proposal No. 1”); and

2)

to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are insufficient votes to approve Proposal No. 1 (the “Adjournment Proposal” or “Proposal No. 2”).

Our Board of Directors is considering alternatives to the Reverse Stock Split and reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to abandon the Certificate of Amendment, the Reverse Stock Split and the Authorized Share Reduction if, at any time prior to the filing of the Certificate of Amendment with the Secretary of State, the Board determines that it is not in the best interests of the company or our stockholders to proceed.

Stockholders of record at the close of business on October 23, 2023 (the “Record Date”) are entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof. The presence, in person or represented by proxy, of a majority of issued and outstanding shares of our Common Stock and Series B Convertible Preferred Stock, par value $0.001 per share (“Series B Preferred Stock”) (on an as-converted basis) on the Record Date will be required to establish a quorum at the Special Meeting. Where a separate vote by a class or series of stock is required, the holders of a majority in voting power of issued and outstanding shares of such class or series, present in person or represented by proxy, shall constitute a quorum with respect to such matter.

We are furnishing our proxy materials to our stockholders over the Internet rather than in paper form. We believe that this delivery process reduces our environmental impact and lowers the costs of printing and distributing our proxy materials without affecting our stockholders’ timely access to this important information. Accordingly, stockholders of record at the close of business on the Record Date will receive a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) and will receive notice of any postponements or adjournments of the meeting. The Notice of Internet Availability is being distributed to stockholders beginning on October 31, 2023.

Your vote is very important. Whether or not you plan to attend the Special Meeting, we encourage you to read the proxy statement and vote as soon as possible. For specific instructions on how to vote your shares, please refer to the section in the proxy statement entitled “Questions and Answers About the Special Meeting and Procedural Matters” and the instructions in the Notice of Internet Availability. If you are a stockholder of record of the company’s Common Stock or Series B Preferred Stock, you may cast your vote by proxy or in person at the Special Meeting. If your shares are held by a bank, broker or other nominee, you should instruct such nominee on how to vote your shares.

Thank you for your continued support of Comscore.

Reston, Virginia	By Order of the Board of Directors,
October 31, 2023	/s/ Ashley Wright
Ashley Wright Secretary

Important Notice Regarding the Availability of Proxy Materials

for the Special Meeting to Be Held on December 12, 2023

This proxy statement is available at: https://materials.proxyvote.com/20564W

COMSCORE, INC.

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER  12, 2023

i

COMSCORE, INC.

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 12, 2023

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (“SEC”), we are pleased to provide access to our proxy materials over the Internet to our stockholders rather than in paper form. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) has been mailed to our stockholders beginning on October 31, 2023. Stockholders will have the ability to access the proxy materials on the website listed above, or to request that a printed set of the proxy materials be sent to them by following the instructions in the Notice of Internet Availability. By furnishing a Notice of Internet Availability and access to our proxy materials by the Internet, we are lowering the costs and reducing the environmental impact of our Special Meeting.

The Notice of Internet Availability will also provide instructions on how you may request that we send future proxy materials to you electronically by e-mail or in printed form by mail. If you elect to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail or printed form by mail will remain in effect until you terminate it. We encourage you to elect to receive future proxy materials by e-mail, which will allow us to provide you with the information you need in a more timely manner, will save us the cost of printing and mailing documents to you, and will conserve natural resources.

This proxy statement and accompanying proxy card and notice are being made available or distributed to stockholders beginning on October 31, 2023.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

AND PROCEDURAL MATTERS

Q:	Why am I receiving these proxy materials?

A:

The Board of Directors (the “Board”) of comScore, Inc. (the “company,” “Comscore,” “we,” “us” or “our”) has made these proxy materials available to you over the Internet, or is providing printed proxy materials to you, in connection with the Board’s solicitation of proxies for use at Comscore’s Special Meeting of Stockholders (the “Special Meeting”) to be held on December 12, 2023, at 10:00 a.m. Eastern Time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth in this proxy statement. These proxy materials are being made available or distributed to you beginning on October 31, 2023. As a stockholder, you are invited to attend the Special Meeting and are requested to vote on the proposals described in this proxy statement.

Q:	Where is the Special Meeting being held?

A:	The Special Meeting will be held at 1818 Library Street, Suite 500, Reston, Virginia 20190.

Q:	Can I attend the Special Meeting?

A:

You are invited to attend the Special Meeting if you were a stockholder of record or a beneficial owner as of October 23, 2023 (the “Record Date”) or if you are a proxy holder for a stockholder of record or beneficial owner as of the Record Date. You should bring photo identification and your Notice of Internet Availability, a statement from your bank, broker or other nominee or other proof of stock ownership as of the Record Date, for entrance to the Special Meeting. The meeting will begin promptly at 10:00 a.m. Eastern Time, and you should allow ample time for check-in procedures. We will not be able to accommodate guests who were not stockholders as of the Record Date (or proxy holders for such stockholders) at the Special Meeting.

Q:	Who is entitled to vote at the Special Meeting?

A:

You may vote your shares of Comscore common stock, par value $0.001 per share (“Common Stock”), or Series B Convertible Preferred Stock, par value $0.001 per share (“Series B Preferred Stock”), if our records show that you owned your shares at the close of business on the Record Date. At the close of business on the Record Date, there were 95,086,334 shares of Common Stock and 82,527,609 shares of Series B Preferred Stock issued and outstanding and entitled to vote at the Special Meeting. Holders of Common Stock may cast one vote for each share of Common Stock held as of the Record Date on each matter presented. Holders of Series B Preferred Stock may vote their shares held as of the Record Date on an “as-converted basis” on each matter presented. Such holders will vote together as a single class. For those matters that require an additional, separate class vote by holders of Series B Preferred Stock, such holders may cast one vote for each share of Series B Preferred Stock held as of the Record Date.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

If your shares are registered directly in your name with Comscore’s transfer agent, Equiniti Trust Company, LLC, you are considered, with respect to those shares, the “stockholder of record,” and the Notice of Internet Availability has been sent directly to you by Comscore. As the stockholder of record, you have the right to grant your voting proxy directly to Comscore or to a third party, or to vote in person at the Special Meeting.

If you hold your shares through a bank, broker or another nominee, you are considered the “beneficial owner” of shares held in “street name,” and the Notice of Internet Availability has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, the stockholder of record. As a beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares. Please refer to the voting instruction card provided by your bank, broker or other nominee. You are also invited to attend the Special Meeting. However, because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Special Meeting unless you obtain a “legal proxy” from the bank, broker or other nominee that holds your shares, giving you the right to vote the shares at the Special Meeting.

Q:	How can I vote my shares in person at the Special Meeting?

A:

Shares held in your name as the stockholder of record may be voted in person at the Special Meeting. Shares held beneficially in street name may be voted in person at the Special Meeting only if you obtain a “legal proxy” from the bank, broker or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Special Meeting, we recommend that you also submit your vote as instructed on the Notice of Internet Availability and below, to ensure that your shares are represented and so that your vote will be counted even if you later decide not to attend the Special Meeting. If you attend the Special Meeting, any votes you cast at the meeting in person will supersede your proxy.

Q:	How can I vote my shares without attending the Special Meeting?

A:

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Special Meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your bank, broker or other nominee. For instructions on how to vote, please refer to the instructions below and those included on the Notice of Internet Availability or, for shares held beneficially in street name, the voting instructions provided to you by your bank, broker or other nominee.

By Telephone or Internet – Stockholders of record may vote by telephone or the Internet by following the instructions on the Notice of Internet Availability to access the proxy materials. If you are a beneficial owner of Common Stock or Series B Preferred Stock held in street name, please check the voting instructions provided by your bank, broker or other nominee for telephone or Internet voting availability.

By Mail – Stockholders of record may request a paper proxy card from Comscore by following the procedures outlined in the Notice of Internet Availability. If you elect to vote by mail, please indicate your vote by completing, signing and dating the proxy card where indicated and by returning it in the prepaid envelope that will be included with the proxy card. Proxy cards submitted by mail must be received by the time of the meeting in order for your shares to be voted. Comscore stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instructions provided by their bank, broker or other nominee and mailing them in the accompanying pre-addressed envelopes.

Q:	How many shares must be present or represented by proxy to conduct business at the Special Meeting?

A:

The presence of the holders of a majority of issued and outstanding shares of Common Stock and Series B Preferred Stock (on an as-converted basis) entitled to vote at the Special Meeting shall constitute a quorum at the Special Meeting. Where a separate vote by a class or series of stock is required, the holders of a majority in voting power of issued and outstanding shares of such class or series, present in person or represented by proxy, shall constitute a quorum with respect to such matter.

Stockholders are counted as present at the meeting if (1) they are present in person at the Special Meeting or (2) they have properly submitted a proxy. In addition, cast abstentions (which are described below) are counted as present and entitled to vote for purposes of determining whether a quorum is present. At the close of business on the Record Date, there were 95,086,334 shares of Common Stock issued and outstanding and entitled to vote and 82,527,609 shares of Series B Preferred Stock issued and outstanding and entitled to vote (representing 80,952,378 shares of Common Stock on an as-converted voting basis) at the Special Meeting. Therefore, the presence of the holders of at least 88,019,357 shares of Common Stock (on an as-converted basis) is required to establish a quorum at our Special Meeting, and the presence of the holders of at least 41,263,805 shares of Series B Preferred Stock is required to establish a quorum for matters that require an additional, separate class vote by holders of Series B Preferred Stock.

Q:	What proposals will be voted on at the Special Meeting?

A:	The proposals scheduled to be voted on at the Special Meeting are:

1)

the adoption of an amendment to our Amended and Restated Certificate of Incorporation to (i) effect a reverse stock split of our Common Stock by combining shares of Common Stock issued and outstanding or held in treasury into a lesser number of shares of Common Stock at a ratio in the range of 1-for-2 and 1-for-30, with the exact ratio to be selected by our Board (the “Reverse Stock Split”) and (ii) reduce the number of authorized shares of Common Stock by the same ratio as the Reverse Stock Split (the “Authorized Share Reduction” and such amendment, the “Certificate of Amendment, and such proposal, “Proposal No. 1”); and

2)

the approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are insufficient votes to approve Proposal No. 1 (the “Adjournment Proposal” or “Proposal No. 2”).

The Board is considering alternatives to the Reverse Stock Split and reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to abandon the Certificate of Amendment, the Reverse Stock Split and the Authorized Share Reduction if, at any time prior to the filing of the Certificate of Amendment with the Secretary of State, the Board determines that it is not in the best interests of the company or our stockholders to proceed.

Q:	Why is the company proposing the Certificate of Amendment?

A:

Our Common Stock is publicly traded and listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “SCOR.” On July 11, 2023, we received a notice from The Nasdaq Stock Market LLC stating that we were not in compliance with the minimum bid price requirements set forth in Nasdaq Listing Rule 5450(a)(1) because our Common Stock did not maintain a minimum closing bid price of $1.00 per share for 30 consecutive business days. The notice provided us with a period of 180 calendar days, or until January 8, 2024, to regain compliance. To regain compliance, the closing bid price of our Common Stock must be at least $1.00 per share for a minimum of 10 consecutive business days during the 180-day period.

The primary purpose of the Reverse Stock Split, should our Board choose to effect it, is to increase the per-share price of our Common Stock in order to meet the price criteria for continued listing on Nasdaq. We also believe that a Reverse Stock Split could make our Common Stock more attractive to a broader range of institutional and other investors, which could enhance its liquidity. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or discourage individual brokers from recommending low-priced stocks to their customers. We believe that the higher per-share price that may result from the Reverse Stock Split could enable institutional investors and brokerage firms with such policies and practices to invest in our Common Stock. For these and other reasons discussed below, we believe that authorizing the Board to effect a Reverse Stock Split is in the company’s and our stockholders’ best interests.

If we were to be delisted from Nasdaq, the only established trading market for our Common Stock would be eliminated, and we would be forced to list our shares on the over-the-counter markets (“OTC Markets”) or another quotation medium, depending on our ability to meet the specific listing requirements of those quotation systems. As a result, an investor would likely find it more difficult to trade or obtain accurate price quotations for our shares. Delisting also could reduce the visibility, liquidity and value of our Common Stock, reduce institutional investor interest in our company, and increase the volatility of our Common Stock. Delisting also could cause a loss of confidence of our customers, partners, lenders and employees, which could further harm our business and our future prospects. Under the Certificate of Designations governing the Series B Preferred Stock (as amended, the “Certificate of Designations”), delisting would constitute a Change of Control, as defined in the Certificate of Designations. In the event of a Change of Control, (a) each holder of outstanding shares of Series B Preferred Stock would have the option to require us to purchase any or all of its shares of Series B Preferred Stock at a purchase price per share equal to the Liquidation Preference (as defined in the Certificate of Designations) of such share as of the applicable date (“Change of Control Put”) and (b) to the extent a holder did not exercise the Change of Control Put, we would have the right to redeem, subject to the holder’s right to convert prior to such redemption, all of such holder’s shares of Series B Preferred Stock, or if a holder exercised the Change of Control Put in part, the remainder of such holder’s shares of Series B Preferred Stock, at a redemption price per share equal to the Liquidation Preference as of the date of redemption.

We believe that effecting the Reverse Stock Split could help us avoid delisting from Nasdaq and the resulting consequences of delisting. However, the Reverse Stock Split (if effected) may not result in a sustained increase in the market price of our Common Stock; nor would it guarantee our continued listing on Nasdaq. The per-share price of our Common Stock would continue to be affected by many factors, including our business prospects and performance, our capital structure, general economic, market and industry conditions and other factors detailed from time to time in the reports we file with the SEC.

Q:	If stockholders approve Proposal No. 1, will a Reverse Stock Split be implemented?

A:

The Board is considering alternatives to the Reverse Stock Split and reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to abandon the Certificate of Amendment, the Reverse Stock Split and the Authorized Share Reduction if, at any time prior to the filing of the Certificate of Amendment with the Secretary of State, the Board determines that it is not in the best interests of the company or our stockholders to proceed. By voting in favor of Proposal No. 1, you are expressly authorizing the Board to determine not to proceed with, and to abandon, the Reverse Stock Split in the Board’s sole discretion.

Q:	What is the vote required to approve each of the proposals?

A: Proposal	Vote Required	Broker Discretionary Voting Allowed
Proposal No. 1 – Certificate of Amendment	Affirmative vote of (i) a majority of outstanding shares of capital stock entitled to vote and (ii) at least 75% of outstanding shares of Series B Preferred Stock entitled to vote	No
Proposal No. 2 – Adjournment Proposal	Affirmative vote of a majority of shares of capital stock present in person or represented by proxy and entitled to vote	No

Q:	How are votes counted?

A:

You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposals to approve the Certificate of Amendment and the Adjournment Proposal. An abstention has the same effect as a vote against each proposal. All shares entitled to vote and represented by properly executed proxies received prior to the Special Meeting (and not revoked) will be voted at the Special Meeting in accordance with the instructions indicated.

Q:	What if I do not specify how my shares are to be voted?

A:	If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted as recommended by the Board.

If you are a beneficial owner and you do not provide the bank, broker or other nominee that holds your shares with voting instructions, the bank, broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable regulations, banks, brokers and other nominees have the discretion to vote on routine matters, but do not have discretion to vote on non-routine matters, such as the proposals presented at the Special Meeting, which results in a “broker non-vote.” Therefore, if you do not provide voting instructions to your bank, broker or other nominee, such nominee may not vote your shares on either proposal.

Q:	What is the effect of a broker non-vote?

A:

A broker non-vote with respect to a proposal occurs when shares are held by a bank, broker or other nominee for a beneficial owner and the bank, broker or other nominee does not receive voting instructions from the beneficial owner as to how to vote such shares, and the bank, broker or other nominee does not have the authority to exercise discretion to vote on such proposal.

Broker non-votes will not be counted for purposes of calculating whether a quorum is present at the Special Meeting, and they will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal. Thus, broker non-votes will not affect the outcome of the vote on a proposal that requires the approval of a majority of the shares present in person or represented by proxy and entitled to vote (Proposal No. 2). With respect to Proposal No. 1, a broker non-vote has the effect of a vote against the proposal.

Q:	What is the effect of not casting a vote at the Special Meeting?

A:

If you are the stockholder of record of your shares and you do not vote by proxy card, via telephone, via the Internet or in person at the Special Meeting, your shares will not be voted at the Special Meeting. If you are a beneficial owner of shares held in street name, it is critical that you provide voting instructions if you want your vote to count in the vote to adopt the Certificate of Amendment (Proposal No. 1) or the Adjournment Proposal (Proposal No. 2). As discussed above, banks, brokers and other nominees have the discretion to vote on routine matters, but do not have discretion to vote on non-routine matters, such as the proposals presented at the Special Meeting. Thus, if you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote on these or other non-routine matters, no votes will be cast on your behalf.

Q:	How does the Board recommend that I vote?

A:	The Board recommends that you vote your shares “FOR” the adoption of the Certificate of Amendment (Proposal No. 1) and the Adjournment Proposal (Proposal No. 2).

Q:	Can I change my vote?

A:

If you are the stockholder of record, you may change your vote by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the voting methods described above (and until the applicable deadline for each voting method), (2) providing a written notice of revocation to Comscore’s Corporate Secretary at comScore, Inc., 11950 Democracy Drive, Suite 600, Reston, Virginia 20190 prior to your shares being voted, or (3) attending the Special Meeting and voting in person.

If you are a beneficial owner of shares held in street name, you may change your vote, subject to any rules your bank, broker or other nominee may have, at any time before your proxy is voted at the Special Meeting, (1) by submitting new voting instructions to your bank, broker or other nominee or (2) if you have obtained a legal proxy from the bank, broker or other nominee that holds your shares giving you the right to vote your shares, by attending the Special Meeting and voting in person.

Q:	What happens if I decide to attend the Special Meeting, but I have already voted or submitted a proxy card covering my shares?

A:

You may attend the Special Meeting and vote in person even if you have already voted or submitted a proxy card. Any previous votes that were submitted by you by proxy will be superseded by the vote you cast in person at the Special Meeting. Please be aware that attendance at the Special Meeting will not, by itself, revoke a proxy.

If a bank, broker or other nominee beneficially holds your shares in street name and you wish to attend the Special Meeting and vote in person, you must obtain a legal proxy from the bank, broker or other nominee that holds your shares giving you the right to vote the shares.

Q:	Are any shares subject to voting restrictions?

A:

If a holder of Series B Preferred Stock holds such shares that, in the aggregate, represent voting rights with respect to more than 16.66% of the company’s Common Stock (the “Voting Threshold”), such holder will not be permitted to exercise the voting rights with respect to any shares of Series B Preferred Stock held by them in excess of the Voting Threshold and the company shall exercise the voting rights with respect to such shares of Series B Preferred Stock in excess of the Voting Threshold in a neutral manner.

Q:	What should I do if I receive more than one Notice of Internet Availability or set of proxy materials?

A:

You may receive more than one Notice of Internet Availability or set of proxy materials, including multiple copies of proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice of Internet Availability or voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Notice of Internet Availability or proxy card. Please complete, sign, date and return each Comscore proxy card or voting instruction card that you receive to ensure that all your shares are voted.

Q:	Who will count the votes?

A:	The Board has designated representatives of Broadridge Financial Solutions, Inc. to serve as inspector of election.

Q:	Where can I find the voting results of the Special Meeting?

A:

We intend to announce preliminary voting results at the Special Meeting and will publish final voting results in a Current Report on Form 8-K, which will be filed with the SEC within four business days following the Special Meeting.

Q:	Who will bear the cost of soliciting votes for the Special Meeting?

A:

Comscore will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. The company has engaged Innisfree M&A Incorporated (“Innisfree”) to aid in the solicitation of proxies. The company will pay Innisfree a fee of $15,000 as compensation for its services and will reimburse Innisfree for its reasonable out-of-pocket expenses. Our directors, officers and employees may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

If you choose to access the proxy materials and/or vote over the Internet, you are responsible for any Internet access charges you may incur.

Q:	Could matters other than Proposal No. 1 and Proposal No. 2 be decided at the meeting?

A:

Our amended and restated bylaws provide that only such business as is stated in the notice for the Special Meeting can be considered at the Special Meeting. The only matters to be considered and voted upon at the Special Meeting are Proposal No. 1 and Proposal No. 2.

Q:	How may I obtain a separate copy of the Notice of Internet Availability?

A:

If you share an address with another stockholder, each stockholder might not receive a separate copy of the Notice of Internet Availability, a practice known as “householding.” Stockholders may request to receive separate or additional copies of the Notice of Internet Availability by writing to our Corporate Secretary at our principal executive offices at 11950 Democracy Drive, Suite 600, Reston, Virginia 20190, Attn: Ashley Wright or by calling our proxy solicitor, Innisfree, toll-free at (877) 825-8971. Stockholders who have multiple accounts in their names or who share an address with other stockholders can request “householding” and authorize your broker to discontinue mailings of multiple sets of proxy materials by contacting your broker.

Q:	Who can help answer my questions?

A:	Please contact Innisfree, our proxy solicitor, by calling toll-free at (877) 825-8971.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information with respect to beneficial ownership of our Common Stock and Series B Preferred Stock as of September 30, 2023, by:

•	each beneficial owner of 5% or more of the outstanding shares of our Common Stock or Series B Preferred Stock;
•	each of our current directors;
•	each of our named executive officers for 2022; and
•	all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock and Series B Preferred Stock that they beneficially own, subject to applicable community property laws.

In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock and Series B Preferred Stock subject to options or other rights held by that person that are currently exercisable or exercisable within 60 days of September 30, 2023 are deemed outstanding, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. For example, the Common Stock “percentage of class outstanding” shown below for each holder of our Series B Preferred Stock assumes the conversion of such holder’s shares of Series B Preferred Stock to Common Stock as of September 30, 2023, but does not assume the conversion of the other holders’ shares of Series B Preferred Stock to Common Stock, resulting in Common Stock ownership percentages below that exceed the holders’ ownership percentages on a fully converted basis. On a fully converted basis, each holder’s Series B Preferred Stock would equate to approximately 16.3% of our Common Stock as of September 30, 2023.

Unless otherwise indicated, these shares do not include any stock awards, stock units or options granted after September 30, 2023. As of September 30, 2023, a total of 95,086,334 shares of our Common Stock and 82,527,609 shares of our Series B Preferred Stock were outstanding. Except as otherwise indicated, the address of each person in this table is c/o Comscore, 11950 Democracy Drive, Suite 600, Reston, Virginia 20190.

	Common Stock		Series B Preferred Stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class Outstanding	Amount and Nature of Beneficial Ownership (1)	Percentage of Class Outstanding
5% or Greater Stockholders:
Cerberus Capital Management, L.P. (2)	32,455,534	25.9%	27,509,203	33.3%
Charter Communications, Inc. (3)	30,529,623	24.3%	27,509,203	33.3%
Liberty Broadband Corporation (4)	30,185,377	24.1%	27,509,203	33.3%
WPP plc and affiliated entities (5)	11,319,363	11.9%	—	—
Weiss Multi-Strategy Advisers LLC (6)	9,022,812	9.5%	—	—
180 Degree Capital Corp. (7)	6,088,424	6.4%	—	—
Westerly Capital Management, LLC (8)	4,945,000	5.2%	—	—

	Common Stock		Series B Preferred Stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class Outstanding	Amount and Nature of Beneficial Ownership (1)	Percentage of Class Outstanding
Directors and Named Executive Officers:
Nana Banerjee, Chairman of the Board (9)	129,400	*	—	—
Itzhak Fisher, Director (10)	526,376	*	—	—
Leslie Gillin, Director (11)	84,000	*	—	—
David Kline, Director (12)	—	—	—	—
Pierre Liduena, Director (13)	13,800	*	—	—
Bill Livek, Vice Chairman of the Board (14)	4,023,261	4.2%	—	—
Kathi Love, Director (15)	281,431	*	—	—
Marty Patterson, Director (16)	190,569	*	—	—
Brent Rosenthal, Lead Director (17)	935,756	*	—	—
Brian Wendling, Director (18)	267,069	*	—	—
Jon Carpenter, Chief Executive Officer (19)	457,318	*	—	—
Mary Margaret Curry, Chief Financial Officer (20)	76,867	*	—	—
Greg Dale, Chief Operating Officer (21)	157,637	*	—	—
All current directors and executive officers as a group (14 persons) (22)	7,366,020	7.5%	—	—

*	Represents less than 1% of the outstanding shares of Common Stock.

(1)

The information provided in this table is based on company records, information supplied to us by our directors, executive officers and principal stockholders and information contained in Schedules 13D and 13G and Forms 4 filed with the SEC.

(2)

This information is derived in part from the Schedule 13D/A filed with the SEC on December 16, 2022. Cerberus Capital Management, L.P. and Pine have sole voting and dispositive power for 27,509,203 shares of Series B Preferred Stock, convertible at any time at the option of the holder into shares of Common Stock (shown on an as-converted basis including accrued dividends through September 30, 2023). Also reported are 2,193,088 shares of outstanding Common Stock and 77,069 shares of Common Stock subject to vested, deferred stock units that are scheduled to be settled on the earlier of the holder’s separation from service or a change in control of the company. These deferred stock units are currently held by Dr. Banerjee, who has assigned his rights and interests to Cerberus Capital Management, L.P. The address for Cerberus Capital Management, L.P. is 875 Third Avenue, 11th Floor, New York, NY 10022.

(3)

This information is derived in part from the Schedule 13D filed with the SEC on March 19, 2021 and the Form 4 filed with the SEC on June 16, 2023. Charter Communications, Inc., CCH II, LLC, Charter Communications Holdings, LLC, Spectrum Management Holding Company, and Charter Communications Holding Company, LLC (“Charter”) have shared voting and dispositive power for 27,509,203 shares of Series B Preferred Stock, convertible at any time at the option of the holder into shares of Common Stock (shown on an as-converted basis including accrued dividends through September 30, 2023). Also reported are 344,246 shares of Common Stock subject to vested, deferred stock units that are scheduled to be settled on the earlier of the holder’s separation from service or a change in control of the company. These deferred stock units are currently held by Mr. Kline and Mr. Liduena, who have assigned their rights and interests to Charter. The address for Charter Communications, Inc., CCH II, LLC, Charter Communications Holdings, LLC, Spectrum Management Holding Company, and Charter is 400 Washington Blvd., Stamford, CT 06902.

(4)

This information is derived in part from the Schedule 13D filed with the SEC on May 23, 2023. Liberty Broadband Corporation has sole voting and dispositive power for 27,509,203 shares of Series B Preferred Stock, convertible at any time at the option of the holder into shares of Common Stock (shown on an as-converted basis including accrued dividends through September 30, 2023). The address for Liberty Broadband Corporation is 12300 Liberty Boulevard, Englewood, Colorado 80112.

(5)

This information is derived solely from the Schedule 13D/A filed with the SEC on April 6, 2018. Shares are owned directly by Cavendish Square Holding B.V. (“Cavendish”), which is a wholly owned subsidiary of WPP plc that WPP plc owns indirectly through a series of holding companies. WPP plc is an indirect beneficial owner of the reported securities. The address for WPP plc is 27 Farm Street, London, United Kingdom W1J 5RJ. The address for Cavendish is Laan op Zuid 167, 3072 DB Rotterdam, Netherlands.

(6)

This information is derived solely from the Schedule 13G/A filed with the SEC on February 14, 2023. Weiss Multi-Strategy Advisers LLC and George A. Weiss have shared voting and dispositive power for 9,022,812 shares of Common Stock. The address for Weiss Multi-Strategy Advisers LLC and George A. Weiss is 320 Park Avenue, 20th Floor, New York, NY 10020.

(7)

This information is derived solely from the Schedule 13D/A filed with the SEC on June 12, 2023. 180 Degree Capital Corp. has shared voting and dispositive power for 6,088,424 shares of Common Stock. The address for 180 Degree Capital Corp. is 7 N. Willow Street, Suite 4B, Montclair, NJ 07042.

(8)

This information is derived solely from the Schedule 13G filed with the SEC on March 20, 2023. Westerly Capital Management, LLC, Westerly Holdings, LLC and Christopher J. Galvin have shared voting and dispositive power for 4,945,000 shares of Common Stock held for the accounts of Westerly Partners, LP and Westerly Partners QP, LP. The address for Westerly Capital Management, LLC, Westerly Holdings, LLC and Christopher J. Galvin is 201 Mission Street, Suite 580, San Francisco, CA 94105.

(9)

Includes 100,000 shares of Common Stock subject to vested, deferred stock units that are scheduled to be settled on the earlier of Dr. Banerjee’s separation from service or a change in control of the company. Excludes 77,069 shares of Common Stock subject to vested, deferred stock units that are scheduled to be settled on the earlier of Dr. Banerjee’s separation from service or a change in control of the company. Dr. Banerjee has assigned his rights and interests in these 77,069 deferred stock units to Cerberus Capital Management, L.P.

(10)

Includes (i) 91,678 shares of Common Stock held indirectly through Pereg Holdings, LLC; (ii) 177,069 shares of Common Stock subject to vested, deferred stock units that are scheduled to be settled on the earlier of Mr. Fisher’s separation from service or a change in control of the company; and (iii) 157,629 shares of Common Stock subject to options that are currently exercisable.

(11)

Represents 84,000 shares of Common Stock subject to vested, deferred stock units that are scheduled to be settled on the earlier of Ms. Gillin’s separation from service or a change in control of the company.

(12)

Excludes 177,069 shares of Common Stock subject to vested, deferred stock units that are scheduled to be settled on the earlier of Mr. Kline’s separation from service or a change in control of the company. Mr. Kline has assigned his rights and interests in these deferred stock units to Charter.

(13)

Excludes 167,177 shares of Common Stock subject to vested, deferred stock units that are scheduled to be settled on the earlier of Mr. Liduena’s separation from service or a change in control of the company. Mr. Liduena has assigned his rights and interests in these deferred stock units to Charter.

(14)

Includes (i) 58,334 shares of Common Stock subject to vested, deferred stock units that are scheduled to be settled following Mr. Livek’s separation from service; (ii) 100,000 shares of Common Stock subject to vested, deferred stock units that are scheduled to be settled on the earlier of Mr. Livek’s separation from service or a change in control of the company; and (iii) 300,000 shares of Common Stock subject to options that are currently exercisable.

(15)

Represents 281,431 shares of Common Stock subject to vested, deferred stock units that are scheduled to be settled on the earlier of Ms. Love’s separation from service or a change in control of the company.

(16)

Includes 177,069 shares of Common Stock subject to vested, deferred stock units that are scheduled to be settled on the earlier of Mr. Patterson’s separation from service or a change in control of the company.

(17)

Includes (i) 785,285 shares of Common Stock subject to vested, deferred stock units that are scheduled to be settled on the earlier of Mr. Rosenthal’s separation from service or a change in control of the company; and (ii) 6,057 shares of Common Stock subject to options that are currently exercisable.

(18)

Includes 177,069 shares of Common Stock subject to vested, deferred stock units that are scheduled to be settled on the earlier of Mr. Wendling’s separation from service or a change in control of the company.

(19)

Includes (i) 150,659 shares of Common Stock subject to vested, deferred stock units that are scheduled to be settled on the earlier of Mr. Carpenter’s separation from service or a change in control of the company; (ii) 150,659 shares of Common Stock subject to restricted stock units that are scheduled to vest within 60 days of September 30, 2023; and (iii) 125,000 shares of Common Stock subject to options that are currently exercisable.

(20)	Includes 40,000 shares of Common Stock subject to options that are currently exercisable.

(21)

Represents (i) 154,883 shares of Common Stock subject to options that are currently exercisable; and (ii) 2,754 shares of Common Stock subject to options that are scheduled to vest and become exercisable within 60 days of September 30, 2023.

(22)

Includes (i) 2,090,916 shares of Common Stock subject to vested, deferred stock units that are scheduled to be settled as described above; (ii) 150,659 shares of Common Stock subject to restricted stock units that are scheduled to vest within 60 days of September 30, 2023; (iii) 783,569 shares of Common Stock subject to options that are currently exercisable; and (iv) 2,754 shares of Common Stock subject to options that are scheduled to vest and become exercisable within 60 days of September 30, 2023.

PROPOSALS TO BE VOTED ON

Proposal No. 1 – Adoption of the Certificate of Amendment

Overview

Our Board unanimously approved, subject to stockholder approval, a proposed amendment (the “Certificate of Amendment”) to the Amended and Restated Certificate of Incorporation to (i) effect the Reverse Stock Split, which would combine shares of Common Stock issued and outstanding or held in treasury into a lesser number of shares of Common Stock at a ratio in the range of 1-for-2 and 1-for-30, with the exact ratio to be selected by our Board, and (ii) effect the Authorized Share Reduction, which would reduce the number of authorized shares of Common Stock by the same ratio as the Reverse Stock Split.

The form of the Certificate of Amendment is attached as Annex A to this proxy statement. We believe that stockholder approval of the Certificate of Amendment provides the Board with flexibility to act in the best interests of the company and our stockholders in determining whether, and on what terms, to effect the Reverse Stock Split. If the Board determines to effect the Reverse Stock Split, then the Authorized Share Reduction would be proportional to the Reverse Stock Split ratio selected by our Board. The Authorized Share Reduction is designed to maintain alignment with market expectations regarding the number of authorized shares of our Common Stock in comparison to the number of shares issued or reserved for issuance following the Reverse Stock Split.

If our stockholders approve the Certificate of Amendment, our Board would have the sole discretion to effect the Reverse Stock Split if it determines that doing so is in the best interests of the company and our stockholders. The Board also would have sole discretion to fix the specific ratio for the Reverse Stock Split, provided that the ratio would be not less than 1-for-2 and not more than 1-for-30. We believe that enabling our Board to fix the ratio within a stated range will provide flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits to the company and our stockholders. The determination of the ratio of the Reverse Stock Split would be based on a number of factors, described below under the heading “—Criteria to be Used for Decision to Apply the Reverse Stock Split.”

If approved, the Reverse Stock Split would not become effective until the Certificate of Amendment is filed with the Secretary of State of the State of Delaware. The exact timing of the effectiveness of the Reverse Stock Split (if any) would be determined by our Board based on its evaluation as to whether and when such action would be the most advantageous to the company and our stockholders. Upon the effectiveness of the Certificate of Amendment, shares of Common Stock that are issued and outstanding or held in treasury would be combined in accordance with the ratio for the Reverse Stock Split selected by our Board.

As discussed above, our Board is considering alternatives to the Reverse Stock Split and reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to abandon the Certificate of Amendment, the Reverse Stock Split and the Authorized Share Reduction if, at any time prior to the filing of the Certificate of Amendment with the Secretary of State, the Board determines that it is not in the best interests of the company or our stockholders to proceed. In evaluating whether to effect the Reverse Stock Split, the Board has and will continue to consider negative factors associated with reverse stock splits. These factors include the negative perception of reverse stock splits held by many investors, analysts, and other stock market participants and the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined. The Board will weigh these and other factors against the potential benefits of the Reverse Stock Split.

Criteria to be Used for Decision to Apply the Reverse Stock Split

If our stockholders approve the Certificate of Amendment, our Board will be authorized to proceed with the Reverse Stock Split if it determines to do so. The specific ratio of the Reverse Stock Split, within the 1-for-2 to 1-for-30 range, would be determined by the Board.

In determining whether to proceed with the Reverse Stock Split and setting the appropriate ratio for the Reverse Stock Split, our Board will consider, among other things, factors such as:

•	Nasdaq’s minimum bid price requirements;
•	the historical trading prices and trading volume of our Common Stock;
•	the then-prevailing and expected trading prices and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock;
•	the anticipated impact of a particular ratio on our ability to attract a broader range of investors and reduce transactional costs;
•	the potential decline of our market capitalization as a result of the Reverse Stock Split;
•	business developments affecting us;
•	available alternatives to a Reverse Stock Split; and
•	prevailing general market and economic conditions.

Reasons for a Reverse Stock Split

Our Common Stock is publicly traded and listed on Nasdaq under the symbol “SCOR.” On July 11, 2023, we received a notice from The Nasdaq Stock Market LLC stating that we were not in compliance with the minimum bid price requirements set forth in Nasdaq Listing Rule 5450(a)(1) because our Common Stock did not maintain a minimum closing bid price of $1.00 per share for 30 consecutive business days. The notice provided us with a period of 180 calendar days, or until January 8, 2024, to regain compliance. To regain compliance, the closing bid price of our Common Stock must be at least $1.00 per share for a minimum of 10 consecutive business days during the 180-day period.

The primary purpose of the Reverse Stock Split, should our Board choose to effect it, is to increase the per-share price of our Common Stock in order to meet the price criteria for continued listing on Nasdaq. We also believe that a Reverse Stock Split could make our Common Stock more attractive to a broader range of institutional and other investors, which could enhance its liquidity. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or discourage individual brokers from recommending low-priced stocks to their customers. We believe that the higher per-share price that may result from the Reverse Stock Split could enable institutional investors and brokerage firms with such policies and practices to invest in our Common Stock. For these and other reasons discussed below, we believe that authorizing the Board to effect a Reverse Stock Split is in the company’s and our stockholders’ best interests.

If we were to be delisted from Nasdaq, the only established trading market for our Common Stock would be eliminated, and we would be forced to list our shares on the OTC Markets or another quotation medium, depending on our ability to meet the specific listing requirements of those quotation systems. As a result, an investor would likely find it more difficult to trade or obtain accurate price quotations for our shares. Delisting also could reduce the visibility, liquidity and value of our Common Stock, reduce institutional investor interest in our company, and increase the volatility of our Common Stock. Delisting also could cause a loss of confidence of our customers, partners, lenders and employees, which could further harm our business and our future prospects. Under the Certificate of Designations governing the Series B Preferred Stock, delisting would constitute a Change of Control, as defined in the Certificate of Designations. In the event of a Change of Control, (a) each holder of outstanding shares of Series B Preferred Stock would have the option to require us to purchase any or all of its shares of Series B Preferred Stock at a purchase price per share equal to the Liquidation Preference (as defined in the Certificate of Designations) of such share as of the applicable date

(“Change of Control Put”) and (b) to the extent a holder did not exercise the Change of Control Put, we would have the right to redeem, subject to the holder’s right to convert prior to such redemption, all of such holder’s shares of Series B Preferred Stock, or if a holder exercised the Change of Control Put in part, the remainder of such holder’s shares of Series B Preferred Stock, at a redemption price per share equal to the Liquidation Preference as of the date of redemption.

We believe that effecting the Reverse Stock Split could help us avoid delisting from Nasdaq and the resulting consequences of delisting. However, the Reverse Stock Split (if effected) may not result in a sustained increase in the market price of our Common Stock; nor would it guarantee our continued listing on Nasdaq. The per-share price of our Common Stock would continue to be affected by many factors, including our business prospects and performance, our capital structure, general economic, market and industry conditions and other factors detailed from time to time in the reports we file with the SEC.

Reasons for a Reduction in Authorized Shares

Our Board believes that effecting the Authorized Share Reduction in connection with any Reverse Stock Split would provide benefits to the company and our stockholders by maintaining alignment with market expectations regarding the number of authorized shares of our Common Stock in comparison to the number of shares issued or reserved for issuance following the Reverse Stock Split. The Authorized Share Reduction would be proportional to the Reverse Stock Split ratio selected by our Board.

Certain Risks Associated with the Reverse Stock Split and Authorized Share Reduction

There can be no assurance that the total market capitalization of our Common Stock after implementing the Reverse Stock Split would be equal to or greater than the total market capitalization before the Reverse Stock Split. In addition, we cannot assure you that the Reverse Stock Split would lead to a sustained increase in the trading price of our Common Stock. As discussed above, the trading price of our Common Stock could change for a variety of reasons. Moreover, implementing the Reverse Stock Split would not increase the actual or intrinsic value of our business or change a stockholder’s proportional ownership in the company (subject to the treatment of fractional shares). Should the overall value of our Common Stock decline after the Reverse Stock Split, then the actual or intrinsic value of the shares of Common Stock held by our stockholders would proportionately decrease as a result of the overall decline in value.

While our Board has proposed authorizing the Reverse Stock Split in order to increase the per-share price of our Common Stock and meet the requirements for continued listing on Nasdaq, there is no guarantee that the price of our Common Stock would not decline in the future, or that our Common Stock would remain in compliance with Nasdaq listing standards after the Reverse Stock Split. Additionally, there is no guarantee that the closing bid price of our Common Stock would remain at or above $1.00 for 10 consecutive business days, whether following the Reverse Stock Split or otherwise, which is required to cure our current Nasdaq listing standard deficiency.

The liquidity of our Common Stock could be harmed by the Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the expected increase in stock price as a result of the Reverse Stock Split is not sustained. For instance, the Reverse Stock Split could increase the number of stockholders who own odd lots (less than 100 shares) of our Common Stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting sales. If we effect the Reverse Stock Split, the resulting per-share stock price may nevertheless fail to attract institutional investors and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our Common Stock may not improve.

We do not have any current plans or understandings that would require an increase to our authorized shares of Common Stock beyond what would be authorized pursuant to the Certificate of Amendment. If in the future we are presented with opportunities that our Board deems to be in the company’s and our stockholders’ best interest that would require an increase to our authorized shares of Common Stock, we would be required to seek stockholder approval prior to effecting such an increase, which could cause delays and potentially impede such opportunities.

Effectiveness of Amendment

Upon stockholder approval of the Certificate of Amendment and an election by our Board to effect the Reverse Stock Split, the Reverse Stock Split and Authorized Share Reduction would not become effective until the Certificate of Amendment, in substantially the form attached as Annex A to this proxy statement, is filed with the Secretary of State of the State of Delaware. The issued shares of Common Stock held by stockholders of record as of the effective date of the Reverse Stock Split would be converted into a lesser number of shares of Common Stock calculated in accordance with the Reverse Stock Split ratio selected from the range described above and set forth in the Certificate of Amendment, without any further action by our stockholders.

Beginning on the effective date of the Reverse Stock Split, each stock certificate representing pre-split shares of our Common Stock would be deemed for all corporate purposes to evidence ownership of post-split shares of our Common Stock. Stockholders would be notified that the Reverse Stock Split is effective as soon as practicable after the effective date of the Reverse Stock Split.

Reservation of Right to Abandon Reverse Stock Split and Reduction in Authorized Common Stock

Even if approved by stockholders, our Board reserves the right not to effect the Reverse Stock Split and Authorized Share Reduction if it does not deem these actions to be in the best interests of the company and our stockholders. By voting in favor of the Certificate of Amendment, you are also expressly authorizing our Board to delay, not to proceed with, and to abandon the Reverse Stock Split and Authorized Share Reduction.

Effect on Beneficial Holders

From the company’s perspective, Common Stock held by stockholders in “street name,” through a bank, broker or other nominee, would be treated in the same manner as Common Stock held by stockholders whose shares are registered in their own names. Banks, brokers and other nominees would be instructed to effect the Reverse Stock Split for their customers holding Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If you hold shares of Common Stock with a bank, broker or other nominee and have any questions in this regard, you are encouraged to contact your bank, broker or other nominee.

Effect on Registered Holders

Some of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with our transfer agent, Equiniti Trust Company, LLC. These stockholders do not hold physical stock certificates evidencing their ownership of our Common Stock. However, they are provided with a statement reflecting the number of shares of our Common Stock registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, no action would need to be taken to receive post-Reverse Stock Split shares or payment in lieu of fractional shares, if applicable. If a stockholder becomes entitled to post-Reverse Stock Split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of our Common Stock held following the Reverse Stock Split.

Effect on Holders of Stock Certificates

Equiniti Trust Company, LLC has agreed to act as our exchange agent for purposes of implementing the exchange of stock certificates if we effect the Reverse Stock Split. Stockholders holding shares of Common Stock in certificated form would be asked to surrender to the exchange agent the stock certificates representing such shares in exchange for stock certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal that would be delivered to our stockholders. No new certificates would be issued to a stockholder until the stockholder has surrendered such outstanding stock certificates, together with the properly completed and executed letter of transmittal, to our exchange agent. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM OUR EXCHANGE AGENT. STOCKHOLDERS ARE ENCOURAGED TO SURRENDER CERTIFICATES TO OUR EXCHANGE AGENT PROMPTLY FOLLOWING RECEIPT OF A TRANSMITTAL FORM IN ORDER TO AVOID THE APPLICABILITY OF ESCHEAT LAWS TO SUCH SHARES.

Effect on CUSIP

After the effective time of the Reverse Stock Split (if implemented), our Common Stock would have a new Committee on Uniform Securities Identification Procedures, or “CUSIP,” number, which is a number used to identify our equity securities. Stock certificates with the older CUSIP number would need to be exchanged for stock certificates with the new CUSIP number by following the procedures described above.

Effect on Preferred Stock

The Reverse Stock Split would not change the authorized number or par value of shares of preferred stock, which would remain at 105,000,000 and $0.001, respectively. Nor would the Reverse Stock Split change the authorized number or par value of shares of Series B Preferred Stock, which would remain at 100,000,000 and $0.001, respectively. The conversion price of Series B Preferred Stock would be adjusted in accordance with the Certificate of Designations.

Effect on Series A Warrants

If the Reverse Stock Split is implemented, proportionate adjustments would be made to the number of warrant shares and per-share exercise price of our Series A Warrants, which are held by CVI Investments, Inc.

Effect on Equity Compensation Plans

If the Reverse Stock Split is implemented, proportionate adjustments would be made with regard to: (i) the number of shares reserved for issuance under our Amended and Restated 2018 Equity and Incentive Compensation Plan, as amended (the “2018 Plan”), the Shareablee, Inc. 2013 Stock Option/Stock Issuance Plan, as amended (the “Shareablee Plan”), and the Rentrak Corporation 2011 Incentive Plan (the “Rentrak Plan”); (ii) the number of shares deliverable upon the vesting and settlement of outstanding performance-based and time-based restricted stock units (“RSUs”) or upon the settlement of deferred stock units, in each case granted under the 2018 Plan or the Shareablee Plan; (iii) certain targets applicable to outstanding performance-based RSUs granted under the 2018 Plan; and (iv) the per-share exercise price, and the number of shares issuable upon exercise of, outstanding stock options granted under the 2018 Plan, the Shareablee Plan, and the Rentrak Plan. To the extent that the proportionate adjustments to RSUs or deferred stock units would result in fractional shares, the Company would round down to the nearest whole share and would provide a cash payment in lieu of any such fractional shares. Any outstanding stock options would be proportionately adjusted as to exercise price and number of shares subject to the stock option in a manner that complies with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder (the “Code”). For the avoidance of doubt, no fractional shares would be included in any such adjusted stock options.

Effect on Shares of Common Stock

The following table contains approximate information, based on share information as of September 30, 2023, relating to our outstanding Common Stock based on the Reverse Stock Split at different ratios:

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding (1)
Pre-Reverse Stock Split	275,000,000	95,086,334
Post-Reverse Stock Split 1-for-2	137,500,000	47,543,167
Post-Reverse Stock Split 1-for-10	27,500,000	9,508,633
Post-Reverse Stock Split 1-for-20	13,750,000	4,754,316
Post-Reverse Stock Split 1-for-30	9,166,666	3,169,544

(1)

This column does not include (i) treasury shares or (ii) shares of Common Stock issuable upon conversion of Series B Preferred Stock, vesting of any RSUs or other equity awards, or exercise of any stock options, under the 2018 Plan, Shareablee Plan or Rentrak Plan.

Treatment of Fractional Shares

We would not issue fractional shares in connection with the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio would be entitled to receive a cash payment in lieu thereof at a price equal to the fraction of a share to which the stockholder would otherwise be entitled multiplied by the fair value of a share of Common Stock as determined in good faith by the Board (or a committee thereof) in accordance with Delaware law. Fractional shares issuable under equity compensation plans would be treated as described above under “Effect on Equity Compensation Plans.”

No Appraisal Rights

No action is proposed in this proxy statement for which the laws of the State of Delaware, or our Amended and Restated Certificate of Incorporation or our amended and restated bylaws, provide a right to our stockholders to dissent and obtain an appraisal of, or payment for, such stockholders’ capital stock.

Accounting Matters

The Reverse Stock Split would not affect the per-share par value of our Common Stock, which would remain at $0.001 par value per share, while the number of shares of Common Stock issued and outstanding or held in treasury would decrease in accordance with the Reverse Stock Split ratio. As a result, as of the effective time of the Reverse Stock Split, the stated capital attributable to Common Stock on our balance sheet would decrease, and the additional paid-in capital account on our balance sheet would increase by an offsetting amount. Following the Reverse Stock Split, the reported per-share net income or loss would be higher because there would be fewer shares of Common Stock outstanding, and we would adjust historical per share amounts set forth in our future financial statements. Our capital account (for accounting purposes) would remain unchanged, and we do not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

Potential Anti-Takeover Effect

SEC rules require disclosure and discussion of the effects of any proposal that could be used as an anti-takeover device. If approved, the Certificate of Amendment, through the Authorized Share Reduction, would reduce the number of authorized shares of Common Stock by the same ratio as the Reverse Stock Split. Accordingly, this proposal is not expected to have an anti-takeover effect as it would if our authorized shares were not being proportionately reduced.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in the Certificate of Amendment, except to the extent of their ownership in shares of our Common Stock and securities exercisable for or convertible into our Common Stock. As described above, these shares and securities would be subject to proportionate adjustment in accordance with the terms of the Reverse Stock Split.

No Going Private Transaction

Notwithstanding the decrease in the number of shares of Common Stock issued and outstanding or held in treasury following the proposed Reverse Stock Split, the Board does not intend for this transaction (if effected) to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain U.S. federal income tax consequences of the proposed Reverse Stock Split to the company and to its U.S. stockholders that hold Common Stock as a capital asset for U.S. federal income tax purposes (“U.S. Holders”). This summary is based on laws, regulations, rulings and decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. In addition, this summary is for general information only and does not discuss consequences which may apply to special classes of taxpayers under the Code, including, without limitation, holders of preferred stock or warrants, holders who are dealers in securities or foreign currency, foreign persons, insurance companies, tax-exempt organizations, banks, financial institutions, broker-dealers, holders who hold Common Stock as part of a hedge, straddle, conversion or other risk reduction transaction, or who acquired Common Stock pursuant to the exercise of compensatory stock options or otherwise as compensation.

No opinion of counsel or ruling from the Internal Revenue Service (the “IRS”) has been or will be sought with respect to the matters discussed herein. ACCORDINGLY, STOCKHOLDERS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISOR WITH RESPECT TO THEIR PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

Tax Consequences to the Company

No gain or loss generally would be recognized by the company solely as a result of the Reverse Stock Split. The Reverse Stock Split is intended to be treated as a tax-deferred “recapitalization” under Section 368(a)(1)(E) of the Code that is not part of a plan to increase any stockholder’s proportionate interest in the assets or earnings and profits of the company. In addition, the Reverse Stock Split is not expected to affect the company’s ability to utilize net operating loss carryforwards. The remainder of the discussion assumes the Reverse Stock Split would qualify as a recapitalization.

Tax Consequences to U.S. Holders of Common Stock

No gain or loss generally would be recognized by a stockholder upon such stockholder’s exchange, or deemed exchange, of shares of Common Stock for a reduced number of shares of Common Stock pursuant to the Reverse Stock Split, except to the extent of any cash received in lieu of a fractional share interest, as discussed below.

Each stockholder’s aggregate basis in the Common Stock received (including any fractional share of the Common Stock treated as received and then exchanged for cash) should be equal to such stockholder’s aggregate basis in the Common Stock surrendered in the Reverse Stock Split. In addition, each stockholder’s holding period for the Common Stock received should include the holding period for the Common Stock surrendered in the Reverse Stock Split. Special rules regarding basis and holding period may apply to stockholders that acquired different blocks of Common Stock at different prices or at different times. Stockholders should consult their own tax advisors as to the applicability of these special rules to their particular circumstances.

Cash in Lieu of Fractional Shares

Stockholders who receive cash in lieu of a fractional share interest generally would be treated for U.S. federal income tax purposes as having received a fractional share pursuant to the Reverse Stock Split and then as having received cash in exchange for the fractional share. As a result, they would recognize capital gain or loss equal to the difference between the amount of cash received and the stockholder’s tax basis allocable to the fractional share. Any capital gain or loss would generally be long term capital gain or loss if the stockholder’s holding period in the fractional share is greater than one year as of the effective date of the Reverse Stock Split. Moreover, the deductibility of net capital losses by individuals and corporations is subject to limitations.

Special rules may apply to cause all or a portion of the cash received in lieu of a fractional share to be treated as dividend income with respect to certain stockholders who own more than a minimal amount of Common Stock (generally more than 1%) or who exercise some control over the affairs of the company. Stockholders should consult their own tax advisors as to the applicability of these special rules to their particular circumstances.

Information Reporting and Backup Withholding

Certain U.S. Holders may be required to attach a statement to their tax returns for the year in which the Reverse Stock Split is consummated that contains the information listed in applicable Treasury Regulations. In addition, any cash payments for fractional shares made to U.S. stockholders in connection with the Reverse Stock Split may be subject to backup withholding on such stockholder’s receipt of cash, unless such stockholder furnishes a correct taxpayer identification number and complies with certain certification requirements. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. stockholder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. stockholders should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption. Stockholders are urged to consult their own tax advisors with respect to the applicable reporting requirements.

Stockholders should consult with their own tax advisors to determine their particular tax consequences with respect to the Reverse Stock Split, including the applicability and effect of state, local and non-U.S. tax laws.

Required Vote

You may vote for or against this Proposal No. 1, or you may abstain. Approval of this proposal requires the affirmative vote (“FOR”) of (i) the holders of a majority of the outstanding shares of Common Stock and Series B Preferred Stock (on an as-converted basis) entitled to vote thereon and (ii) the holders of at least 75% of the outstanding shares of Series B Preferred Stock entitled to vote thereon, voting as a separate class. Abstentions and broker non-votes will have the same effect as votes against this proposal.

Recommendation of Our Board

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 1.

Proposal No. 2 – Approval of the Adjournment Proposal

Overview

At the Special Meeting, if necessary, stockholders will vote on this Proposal No. 2. If this Proposal No. 2 is adopted, the Board will have the discretion to adjourn the Special Meeting to a later date or dates to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve Proposal No. 1. It is possible for us to obtain sufficient votes to approve this Proposal No. 2 but not receive sufficient votes to approve Proposal No. 1. In such a situation, the company could adjourn the Special Meeting for any number of days or hours as permitted under applicable law and attempt to solicit additional votes in favor of Proposal No. 1.

This Proposal No. 2 will only be presented at the Special Meeting if there are not sufficient votes represented in person or by proxy for Proposal No. 1.

Required Vote

You may vote for or against this Proposal No. 2, or you may abstain. Approval of this proposal requires the affirmative vote (“FOR”) of a majority of the shares present or represented by proxy at the Special Meeting and entitled to vote thereon. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

Recommendation of Our Board

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 2.

OTHER INFORMATION

Other Matters to be Presented at the Special Meeting

Our amended and restated bylaws provide that only such business as is stated in the notice for the Special Meeting can be considered at the Special Meeting. The only matters to be considered and voted upon at the Special Meeting are Proposal No. 1 and Proposal No. 2. Pursuant to our amended and restated bylaws, stockholders are not permitted to propose business to be brought before a special meeting of stockholders.

Stockholder Proposals and Director Nominations

You may submit proposals, including recommendations of director candidates, for consideration at future stockholder meetings. Comscore’s amended and restated bylaws provide for advance notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting. For the 2024 annual meeting of stockholders, such nominations or proposals, other than those made by or at the direction of the Board, must be submitted in writing and received by our Corporate Secretary at our principal executive offices at 11950 Democracy Drive, Suite 600, Reston, Virginia 20190, Attn: Ashley Wright, no later than January 29, 2024, which is 90 days prior to the anniversary of the first mailing date of notice of availability of the 2023 annual meeting proxy statement, and no earlier than December 30, 2023, which is 120 days prior to the anniversary of the mailing date of the notice of availability of the 2023 annual meeting proxy statement. If our 2024 annual meeting of stockholders is moved more than 30 days before or after the anniversary date of our 2023 annual meeting, then the deadline for such nominations or proposals to be received by our Corporate Secretary is the close of business on the tenth day following the day notice of the date of the meeting was mailed or first made public, whichever occurs first. Such proposals also must comply with all the information requirements contained in the amended and restated bylaws and applicable requirements of the rules and regulations of the SEC. The chairperson of the stockholder meeting may refuse to acknowledge the introduction of a proposal if it is not made in compliance with the foregoing procedures or the applicable provisions of our bylaws. If a stockholder who has notified Comscore of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, Comscore need not present the proposal for vote at such meeting.

For a stockholder proposal to be considered for inclusion in our proxy statement for the 2024 annual meeting of stockholders, the proposal must comply with all the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and must be submitted in writing and received by our Corporate Secretary at our principal executive offices at 11950 Democracy Drive, Suite 600, Reston, Virginia 20190, Attn: Ashley Wright, no later than December 30, 2023, which is 120 days prior to the anniversary of the mailing date of the notice of availability for the 2023 annual meeting proxy statement.

A copy of the full text of the amended and restated bylaw provisions discussed above may be obtained by writing to Comscore’s Corporate Secretary at our principal executive offices at 11950 Democracy Drive, Suite 600, Reston, Virginia 20190, Attn: Ashley Wright, or by accessing Comscore’s filings on the SEC’s website at www.sec.gov. All notices of proposals by stockholders, whether or not to be considered for inclusion in Comscore’s proxy materials, should be sent to Comscore’s Corporate Secretary at our principal executive offices.

Security Holder Communication with Board Members

Any holder of our Common Stock or Series B Preferred Stock may contact the Board, a committee of the Board or a specified individual director by writing to the attention of the Board (or a specified individual director or committee) and sending such communication to the attention of our Corporate

Secretary at our executive offices as identified in this proxy statement. Each communication from a stockholder should include the following information in order to permit us to confirm your status as a security holder and enable us to send a response if deemed appropriate:

•	the name, mailing address and telephone number of the security holder sending the communication;
•	the number and type of our securities owned by such security holder; and
•	if the security holder is not a record owner of our securities, the name of the record owner of our securities beneficially owned by the security holder.

Our Corporate Secretary will forward all appropriate communications to the Board, the applicable committee of the Board or individual members of the Board as specified in the communication. Our Corporate Secretary may, but is not required to, review all correspondence addressed to the Board, a committee of the Board or any individual member of the Board, for any inappropriate correspondence more suitably directed to management.

Annex A

FORM OF

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF COMSCORE, INC.

comScore, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That at a meeting of the Board of Directors (the “Board”) of the Corporation, resolutions were duly adopted setting forth a proposed amendment (the “Amendment”) of the Amended and Restated Certificate of Incorporation of the Corporation, as amended, declaring the Amendment to be advisable and submitting the Amendment at a meeting of the stockholders of the Corporation for consideration thereof.

SECOND: That thereafter, pursuant to resolutions of the Board, a special meeting of stockholders of the Corporation was duly called and held on December 12, 2023, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware and at which meeting the necessary number of shares as required by statute and the Amended and Restated Certificate of Incorporation of the Corporation were voted in favor of approval of the Amendment.

THIRD: This Amendment amends the provisions of the Amended and Restated Certificate of Incorporation of the Corporation.

FOURTH: That Section A.1 of Article IV of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in full as follows:

A. Capital Stock.

1. This Corporation is authorized to issue two classes of stock, to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is [   ] shares. [   ] shares shall be Common Stock, par value $0.001 per share, and 105,000,000 shares shall be Preferred Stock, par value $0.001 per share.

Upon the filing and effectiveness (the “Effective Time”) pursuant to the DGCL of this Amendment (the “RSS Effective Time”), each [    (   )] shares of Common Stock issued and outstanding or held in treasury immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock without increasing or decreasing the par value of each share of Common Stock; provided that the Corporation shall issue no fractional shares as a result of the actions set forth herein but shall instead pay to the holder of such fractional share a sum in cash equal to such fraction multiplied by the fair value of a share of Common Stock as determined in good faith by the Board of Directors (or a committee thereof) in accordance with the DGCL. Each book entry position or stock certificate that, immediately prior to the RSS Effective Time, represented shares of Common Stock shall thereafter represent the number of shares of Common Stock into which the shares of Common Stock represented by such book entry position or stock certificate has been combined, subject to the elimination of fractional interests set forth above.”

A-1

FIFTH: That the Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

SIXTH: All other provisions of the Amended and Restated Certificate of Incorporation of the Corporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by an authorized officer of the Corporation this [   ] day of [   ].

By:
Name:
Title:

A-2

Annex B

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make certain statements in this proxy statement that constitute forward-looking statements within the meaning of federal and state securities laws. Forward-looking statements are all statements other than statements of historical fact. We attempt to identify these forward-looking statements by words such as “may,” “will,” “should,” “could,” “might,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue,” “seek” and other comparable words. Similarly, statements that describe our business strategy, goals, prospects, opportunities, outlook, objectives, plans or intentions are also forward-looking statements. These statements may relate to, but are not limited to, expectations of future operating results, efficiencies and performance; beliefs regarding market positioning and growth opportunities; expectations regarding the introduction of new products and product enhancements; plans for revenue growth, margin expansion and shareholder value creation; consideration of financial, structural and operational measures; and expectations regarding the potential terms and impact of a reverse stock split, as well as assumptions relating to the foregoing.

Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. These statements are based on expectations and assumptions as of the date of this proxy statement regarding future events and performance and involve known and unknown risks, uncertainties and other factors that may cause actual events or results to be materially different from any future events or results expressed or implied by these statements. These factors include those identified in this proxy statement, in Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2022, in Item 1A, “Risk Factors” of our Quarterly Report on Form 10-Q for the period ended June 30, 2023, and in other documents that we file from time to time with the SEC.

We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. You should not place undue reliance on forward-looking statements, which apply only as of the date of this proxy statement. You should carefully review the risk factors described in this proxy statement, our Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and other documents that we file from time to time with the SEC. Except as required by applicable law, including the rules and regulations of the SEC, we undertake no obligation, and expressly disclaim any duty, to publicly update or revise forward-looking statements, whether as a result of any new information, future events or otherwise. Although we believe the expectations reflected in the forward-looking statements are reasonable as of the date of this proxy statement, our statements are not guarantees of future results, levels of activity, performance, or achievements, and actual outcomes and results may differ materially from those expressed in, or implied by, any of our statements.

B-1

comscore

COMSCORE, INC.
11950 DEMOCRACY DR., SUITE 600
RESTON, VA 20190

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on December 11, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE IN PERSON
You may vote your shares in person by attending the Special Meeting. Directions to attend the Special Meeting where you may vote in person can be found under the "Locations" section of the Company's website at www.comscore.com.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on December 11, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V24876-S75615 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

COMSCORE, INC.

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement are available at www.proxyvote.com.

V24877-S75615

COMSCORE, INC.
Special Meeting of Stockholders
December 12, 2023 10:00 AM, Eastern Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Mary Margaret Curry and Ashley Wright, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock and Series B Convertible Preferred Stock of COMSCORE, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of COMSCORE, INC. to be held at Carr Workplaces, located at 1818 Library Street, Suite 500, Reston, Virginia 20190 at 10:00 AM, Eastern Time on December 12, 2023, and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side